UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 16, 2012

GERON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

149 COMMONWEALTH DRIVE, SUITE 2070

MENLO PARK, CALIFORNIA 94025

(Address of principal executive offices, including zip code)

(650) 473-7700

(Registrant’s telephone number, including area code)

230 CONSTITUTION DRIVE

MENLO PARK, CALIFORNIA 94025

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 16, 2012, the United States Patent and Trademark Office Board of Patent Appeals and Interferences (the “Board”) issued its rulings in patent interference proceeding number 105,734 (the “Interference”) pending between U.S. patent application No. 11/960,477 (the “’477 Application”) owned by Geron Corporation (“Geron”) and U.S. Patent No. 7,510,876 (the “’876 Patent”) owned by ViaCyte, Inc. (“ViaCyte”).  The claims at issue in the Interference were directed to a cell culture of definitive endoderm cells (multipotent precursor cells capable of differentiating into cells such as pancreatic islet cells).  The ’477 Application is included within Geron’s stem cell intellectual property portfolio that Geron has previously announced it is seeking to divest.

The Board ruled on several motions made by the parties.  First, the Board held in ViaCyte’s favor that the claims of the ’477 Application were not enabled by the specifications of the ’477 Application.  Thus, the Board concluded that the claims of the ’477 Application were unpatentable under 35 U.S.C §112 for lack of enablement.  The Board rejected several arguments made by Geron which challenged the patentability of the claims of the ’876 Patent.  Specifically, the Board ruled that ’876 Patent claims were not anticipated by the claims of the ’477 Application, nor were the claims of the ’876 Patent obvious in light of Geron’s ’477 Application and other references.  The Board also held that the ’876 Patent claims were not unpatentable for indefiniteness.  On these grounds, the Board upheld the patentability of all claims of the ’876 Patent.  Geron’s motion for additional discovery related to alleged inequitable conduct in the prosecution of the ’876 Patent was denied by the Board.  Other procedural motions made by the parties were not reached by the Board, on the grounds that the motions were moot in light of the rulings made by the Board.

A copy of the Board’s decision can be obtained on the Interference Portal of the Board of Patent Appeals and Interferences page of the U.S. Patent and Trademark Office website.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: July 17, 2012	By:	/s/ Stephen N. Rosenfield
	Name:	Stephen N. Rosenfield
	Title:	Executive Vice President,
General Counsel and
Corporate Secretary